Exhibit 99.1
Octave Intelligence Plc Listed on Nasdaq Stockholm
HUNTSVILLE, Alabama, USA, May 25, 2026
On April 24, 2026, the Annual General Meeting of Hexagon AB (“Hexagon”) resolved to distribute all shares in its wholly-owned subsidiary Octave Intelligence plc (“Octave”) to Hexagon’s shareholders. Shareholders of Hexagon as per the record date May 22, 2026 have received one class A ordinary share in Octave for every ten Series A shares held in Hexagon, and one class B ordinary share in Octave for every ten Series B shares held in Hexagon.
Non-affiliate holders of Series B shares in Hexagon have received class B ordinary shares in Octave by way of Skandinaviska Enskilda Banken AB (publ) (“SEB”) issuing Swedish depository receipts (“SDRs”). The SDRs each represent one underlying class B ordinary share in Octave and are deposited into shareholders’ Euroclear Sweden accounts.
Octave’s SDRs are traded on Nasdaq Stockholm under the ticker symbol “OCTV SDB” with the ISIN code SE0028329433.
Octave’s class B ordinary shares will be traded on the Nasdaq Stock Market in New York (“Nasdaq New York”) under the ticker symbol “OCTV” with the ISIN code IE0003YHD8K8 and the CUSIP G22845 104. The first day of regular-way trading in Octave’s class B ordinary shares on Nasdaq New York is expected to be May 28, 2026.
Holders of SDRs may cancel their SDRs to receive the underlying class B ordinary shares as early as May 25, 2026, in which case such holders would be expected to receive the underlying class B ordinary shares on May 28, 2026. Conversion is effected through the Octave SDR program and the Euroclear Sweden and Depository Trust Company settlement systems and must be initiated by the bank, broker or other nominee through which the applicable SDRs are held. The holder’s bank, broker or other nominee will be responsible for transmitting the relevant instructions to SEB, the SDR depositary. Following receipt of a valid conversion instruction, the relevant SDRs will be cancelled, and the corresponding class B ordinary shares will be delivered to the holder’s designated account. Such conversion will be free of charge during the initial six months from and including the first day of trading in Octave SDRs on Nasdaq Stockholm, and thereafter requires payment of a conversion fee by the holder or its nominee or broker. Holders should contact their bank, broker or other nominee for detailed instructions and timing applicable to their account.
Home Member State
Octave, an Irish company with registered office in Ireland, hereby announces that it has chosen Ireland as its Home Member State for the purposes of the Transparency (Directive 2004/109/

EC) Regulations 2007 of Ireland (as amended), the Central Bank (Investment Market Conduct) Rules 2019 and the Transparency Directive (Directive 2004/109/EC).
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Forward-Looking Statements:
This press release contains forward-looking statements. When used in this communication, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and “project” are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties, including risks relating to the recently completed separation from Hexagon, Octave’s operation as an independent public company, the commencement and continued trading of Octave securities, market conditions, technological advances, product demand and market acceptance, the effect of economic conditions, the impact of competitive products and pricing, foreign currency exchange rates and other risks and uncertainties described in Octave’s filings with the U.S. Securities and Exchange Commission. These forward-looking statements reflect management’s views as of the date they are made and are based on current expectations and assumptions, which are inherently uncertain and difficult to predict. Actual results may differ materially from those described in the forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results and developments in the markets and industries in which Octave operates may differ materially from those described in, or suggested by, the forward-looking statements contained in this press release. Octave disclaims any intention or obligation to update these forward-looking statements.
FOR MORE INFORMATION, CONTACT:
Investors: Elizabeth Chwalk, VP, Investor Relations, Octave +1 401-749-0278, elizabeth.chwalk@octave.com
Media: media@octave.com
About Octave:
Octave provides mission-critical software that empowers organizations to make informed decisions across every stage of the asset lifecycle — Design, Build, Operate and Protect — where performance, safety, and reliability are non-negotiable and failure is not an option.
Turning complex operational data into actionable intelligence, Octave connects expertise, real-world conditions and enterprise-scale insight to improve performance, resilience and incident response where it matters most.
Octave has approximately 7,200 employees in 45 countries. Learn more at octave.com and follow us on LinkedIn.
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